Exhibit 99.1

Sen. Mitt Romney Visits Red Cat Subsidiary Teal Drones
to Discuss Support for U.S. Drone Industry

Romney is co-sponsoring the American Security Drone Act of 2023, which aims to address the proliferation of Chinese-owned drone companies

SAN JUAN, Puerto Rico, Aug. 29, 2023 -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or the “Company”), a drone technology company integrating robotic hardware and software for military, government and commercial operations, announces that Utah Sen. Mitt Romney recently toured the Salt Lake City headquarters of Red Cat subsidiary Teal Drones.

The visit, which took place on Aug. 22, was designed to educate Sen. Romney on Teal’s operations, specifically its factory that was purpose-built to meet the growing demand for U.S.-made drones. Sen. Romney met and spoke with Teal’s department heads and learned more about the engineering, testing, manufacturing, supply chain and compliance process for Teal’s products, including the Teal 2, a Blue UAS-certified military-grade drone.

Sen. Romney is a co-sponsor of the American Security Drone Act of 2023, which aims to strengthen U.S. drone manufacturing for national security purposes by prohibiting federal agencies from purchasing drones made by Chinese government-linked companies.

“As the United States faces the growing threat of China, Utah-based companies like Teal Drones are playing key roles in our national security and industrial base,” said Sen. Romney. “I enjoyed touring their facility in Salt Lake to better understand their manufacturing process and discuss ways to decrease America’s dependence on China for hardware critical to our security.”

“We’re grateful for Sen. Romney’s interest in our company and his ongoing support for the U.S. drone industry,” said George Matus, Teal founder and CEO. “The American Security Drone Act, if passed, will lead to further investment in American UAS, accelerating our domestic industry’s ability to close the gap with China and build a strategic deterrence to future conflict.”

Chinese drone manufacturers, including DJI and Autel, currently lead the industry in sales volumes, though much of that is due to historical and continued Chinese government subsidization. This has allowed Chinese drones to flood the global market and undercut American competition, ultimately creating dependency, dual-use, and data-flow risks that are now critical to national security.

“We applaud Sen. Romney for his leadership on the American Security Drone Act and his unwavering commitment to American innovation and manufacturing,” said Brendan Stewart, Red Cat’s VP of regulatory affairs. “It’s critical that our legislators understand the urgent need for U.S. government investment in the American drone industry. In the last 15 years, China has made significant ongoing investments in its domestic drone industry, achieving a near global monopoly in drone manufacturing. With China’s imperial ambitions and alliance with Russia in clear focus, investment in American manufacturing is as urgent of a national security priority as we have seen in decades. A robust industrial manufacturing base propelled the United States to a position of global leadership after World War II and facilitated the greatest period of economic expansion in American history. This is not only possible again, but is necessary to maintain our global standing.”

Officially launched in April, the Teal 2 is designed to Dominate the Night™ as the world’s leading sUAS for night operations. The Teal 2 is the first sUAS to be equipped with Teledyne FLIR's new Hadron 640R sensor, providing end users with the highest resolution thermal imaging in a small form factor. The Teal 2 also offers the latest intelligence, surveillance and reconnaissance technology, delivering time-critical information and enabling operators to make faster, smarter decisions.

Having received Blue UAS clearance from the U.S. Department of Defense (DoD), the Teal 2 joins a select group of DoD-approved drones for government users. It also recently received certification from the Federal Aviation Administration (FAA) for its onboard Remote ID technology for commercial users, which provides identification and location information that other parties can receive via a broadcast signal.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcatholdings.com.

Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contacts

NEWS MEDIA:
Dalton Agency
Phone: (615) 515-4891
Email: redcat@daltonagency.com

INVESTORS:
CORE IR
Phone: (516) 222-2560
Email: investors@redcat.red
Website: https://www.redcatholdings.com

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